                                                                       EXHIBIT 5



                      [Letterhead of Dorsey & Whitney LLP]



Energy West, Incorporated
1 First Avenue South, 1 River Park Tower
P.O. Box 2229
Great Falls, Montana 59403-2229

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Energy West, Incorporated, a Montana corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of up to 100,000 shares of Common Stock, $.15 par value, of the Company (the "Shares") pursuant to the Energy West Incorporated Dividend Reinvestment Plan (the "Plan").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be sold for a price per share not less than the par value per share of the Common Stock.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the Montana Business Corporation Act.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.


Dated:   October 10, 1997

                    Very truly yours,

                    /s/ Dorsey & Whitney LLP